Exhibit 99.1

Walker & Dunlop Reports Results for Q4 2023

Strongest Quarterly Results of the Year Driven by Highest Transaction Volume of 2023

FOURTH QUARTER 2023 HIGHLIGHTS

●	Total transaction volume of $9.3 billion, down 17% from Q4’22
●	Total revenues of $274.3 million, down 3% from Q4’22
●	Net income of $31.6 million and diluted earnings per share of $0.93, down 24% and 25%, respectively, from Q4’22
●	Adjusted EBITDA[1] of $87.6 million, down 5% from Q4’22
●	Adjusted core EPS[2] of $1.42, up 1% from Q4’22
●	Servicing portfolio of $130.5 billion as of December 31, 2023, up 6% from December 31, 2022
●	Declared quarterly dividend of $0.65 per share for the first quarter of 2024, up 3% from the fourth quarter of 2023

FULL YEAR 2023 HIGHLIGHTS

●	Total transaction volume of $33.0 billion, down 48% from 2022
●	Total revenues of $1.1 billion, down 16% from 2022
●	Net income of $107.4 million and diluted earnings per share of $3.18, both down 50% from 2022
●	Adjusted EBITDA of $300.1 million, down 8% from 2022
●	Adjusted core EPS of $4.68, down 16% from 2022

BETHESDA, MD – February 15, 2024 – Walker & Dunlop, Inc. (NYSE: WD) (the “Company,” “Walker & Dunlop,” or “W&D”) reported its strongest quarterly results of 2023 in the fourth quarter. Total revenues were $274.3 million in the fourth quarter, a decrease of 3% year over year. Fourth quarter total transaction volume was $9.3 billion, down 17% year over year. Net income for the fourth quarter of 2023 was $31.6 million, or $0.93 per diluted share, down 24% and 25%, respectively, year over year. Adjusted EBITDA was down only 5% over the same period in 2022, reflecting the stability of revenues from our servicing and asset management segment. The Company’s Board of Directors declared a dividend of $0.65 per share for the first quarter of 2024, the sixth consecutive year the dividend has increased.

“We ended 2023 with solid fourth quarter financial results thanks to $9.3 billion of sales and financing volume, combined with our recurring revenues from servicing and asset management, which drove our highest revenues and quarterly earnings of 2023," commented Walker & Dunlop Chairman and CEO Willy Walker.  "In an extremely challenging year -- when W&D's sales and financing volumes were off by 48% -- it is a true testament to our business model, active management, and talented team that we generated over $300 million of adjusted EBITDA, only down 8% for the year."

“Walker & Dunlop's consistently conservative credit culture and focus on the multifamily industry paid dividends in 2023 and positions us well for any market rebound in 2024," continued Walker.  "But the commercial real estate market has plenty of challenges ahead, and the severity of those challenges will depend on the timing, pace, and degree of rate cuts.  We are very bullish about Walker & Dunlop's long-term outlook, and optimistic that 2024 will bring an uptick in financing and sales volumes throughout the CRE ecosystem."  Walker concluded, "W&D has the people, brand and technology to continue gaining market share and outperforming the competition."

Fourth quarter 2023 Earnings Release

CONSOLIDATED FOURTH QUARTER 2023 OPERATING RESULTS

TRANSACTION VOLUMES
(dollars in thousands)	Q4 2023	Q4 2022	$ Variance	% Variance
Fannie Mae	$1,692,405	$994,590	$697,815	70%
Freddie Mac	1,308,263	2,305,826	(997,563)	(43)
Ginnie Mae - HUD	316,960	186,784	130,176	70
Brokered (3)	2,885,454	4,375,704	(1,490,250)	(34)
Principal Lending and Investing (4)	218,750	31,512	187,238	594
Debt financing volume	$6,421,832	$7,894,416	$(1,472,584)	(19)%
Property sales volume	2,877,399	3,315,287	(437,888)	(13)
Total transaction volume	$9,299,231	$11,209,703	$(1,910,472)	(17)%

Discussion of Results:

●	Total debt financing volume decreased 19% due to the continued challenging macroeconomic environment in the fourth quarter of 2023. The $9.3 billion in total transaction volume represents a 9% sequential increase in transaction volume from the third quarter and our highest quarterly volume of 2023.
●	Fannie Mae transaction volume increased 70% in the fourth quarter of 2023 and solidified our ranking as the #1 Fannie Mae Lender in 2023 for the fifth consecutive year. We ended the year as the #3 Freddie Mac Optigo Lender and the second largest combined GSE lender in the country.
●	The 70% increase in HUD debt financing volumes reflected our strongest quarter of the year amidst high interest rates and elongated processing times, which impacted our overall HUD pipeline throughout the year.
●	The decrease in brokered debt and property sales volume was driven by higher interest rates, decreased liquidity supplied to the commercial real estate sector, and dramatically lower acquisition and capital markets activity as the commercial real estate industry continues to adjust to this macroeconomic environment.

MANAGED PORTFOLIO
(dollars in thousands, unless otherwise noted)	Q4 2023	Q4 2022	$ Variance	% Variance
Fannie Mae	$63,699,106	$59,226,168	$4,472,938	8%
Freddie Mac	39,330,545	37,819,256	1,511,289	4
Ginnie Mae - HUD	10,460,884	9,868,453	592,431	6
Brokered	16,940,850	16,013,143	927,707	6
Principal Lending and Investing	40,139	206,835	(166,696)	(81)
Total Servicing Portfolio	$130,471,524	$123,133,855	$7,337,669	6%
Assets under management	17,321,452	16,748,449	573,003	3
Total Managed Portfolio	$147,792,976	$139,882,304	$7,910,672	6%
Custodial escrow account balance at period end (in billions)	$2.7	$2.7
Weighted-average servicing fee rate (basis points)	24.1	24.5
Weighted-average remaining servicing portfolio term (years)	8.2	8.8

Discussion of Results:

●	Our servicing portfolio continues to expand as a result of the additional GSE debt financing volumes over the past 12 months, partially offset by principal paydowns and loan payoffs.
●	During the fourth quarter of 2023, we added $1.5 billion of net loans to our servicing portfolio, and over the past 12 months, we added $7.3 billion of net loans to our servicing portfolio, 82% of which were Fannie Mae and Freddie Mac loans.

Fourth quarter 2023 Earnings Release

●	$10.2 billion of Agency loans in our servicing portfolio are scheduled to mature over the next two years. These loans, with a low weighted-average servicing fee of 19 basis points, represent only 9% of our total Agency loans in the portfolio.
●	The mortgage servicing rights (“MSRs”) associated with our servicing portfolio had a fair value of $1.4 billion as of both December 31, 2023 and 2022.
●	Assets under management as of December 31, 2023 consisted of $15.1 billion of LIHTC, $1.4 billion of debt funds, and $0.9 billion of equity funds. The $0.6 billion increase is due to increased syndication activity of tax credit funds and the closing of Fund VII at Walker & Dunlop Investment Partners (“WDIP”).

KEY PERFORMANCE METRICS
(dollars in thousands, except per share amounts)	Q4 2023	Q4 2022	$ Variance	% Variance
Walker & Dunlop net income	$31,599	$41,492	$(9,893)	(24)%
Adjusted EBITDA	87,582	92,625	(5,043)	(5)
Diluted EPS	$0.93	$1.24	$(0.31)	(25)%
Adjusted core EPS	$1.42	$1.41	$0.01	1%
Operating margin	14%	17%
Return on equity	7	10
Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	46%	49%
Other operating expenses	13	9

Discussion of Results:

●	The decrease in Walker & Dunlop net income was the result of a 17% decrease in income from operations and an increase in our effective tax rate due to a one-time benefit in 2022.
●	The decrease in adjusted EBITDA was primarily the result of lower investment management fees, from a decline in disposition activity due to the challenging market, largely offset by increased placement fees and other interest income and lower personnel expenses.
●	Operating margin decreased due to the decline in total transaction volume that lowered income from operations. Our transaction-related businesses are scaled to execute a significantly larger volume of business, and lower commercial real estate transaction activity continues to put downward pressure on our operating margins.
●	Return on equity declined primarily due to the 24% decrease in net income combined with a 2% increase in stockholders’ equity over the past year.
●	Personnel expenses as a percentage of total revenues decreased to 46%, driven by the impact of our workforce reduction that became effective in May of 2023 and decreased variable compensation costs for our production team.
●	Other operating expenses as a percentage of total revenues increased as a result of a $13.5 million benefit from contingent consideration liability fair value adjustments and no goodwill impairment in the fourth quarter of 2022. In the fourth quarter of 2023, there was goodwill impairment that substantially offset the contingent consideration liability fair value adjustments.

Fourth quarter 2023 Earnings Release

KEY CREDIT METRICS
(dollars in thousands)	Q4 2023	Q4 2022	$ Variance	% Variance
At-risk servicing portfolio (5)	$58,801,055	$54,232,979	$4,568,076	8%
Maximum exposure to at-risk portfolio (6)	11,949,041	10,993,596	955,445	9
Defaulted loans (7)	$27,214	$36,983	$(9,769)	(26)%
Key credit metrics (as a percentage of the at-risk portfolio):
Defaulted loans	0.05%	0.07%
Allowance for risk-sharing	0.05	0.08
Key credit metrics (as a percentage of maximum exposure):
Allowance for risk-sharing	0.26%	0.40%

Discussion of Results:

●	Our at-risk servicing portfolio, which is comprised of loans subject to a defined risk-sharing formula, increased primarily due to the level of Fannie Mae loans added to the portfolio during the past 12 months. As of December 31, 2023, three at-risk loans were in default with an aggregate UPB of $27.2 million compared to two at-risk loans with an aggregate UPB of $37.0 million that were in default as of December 31, 2022. The collateral-based reserve on defaulted loans was $2.8 million and $4.4 million as of December 31, 2023 and December 31, 2022, respectively. The at-risk servicing portfolio continues to exhibit strong credit quality, with very low levels of delinquencies and strong operating performance of the underlying properties in the portfolio.
●	The on-balance sheet interim loan portfolio, which is comprised of loans for which we have full risk of loss, was $40.1 million as of December 31, 2023 compared to $206.8 million as of December 31, 2022. We did not have any defaulted loans in our interim loan portfolio as of December 31, 2023, compared to one defaulted loan of $14.7 million in our interim loan portfolio as of December 31, 2022. During 2023, we sold the defaulted asset. One of the two remaining loans in the on-balance sheet interim loan portfolio is current and performing as of December 31, 2023. The other loan, with an unpaid principal balance of $14.2 million, matured in December 2023, and the sponsor is in process of refinancing the loan. We do not expect any loss from this loan. The interim loan joint venture held $710.0 million of loans as of December 31, 2023 and $892.8 million of loans as of December 31, 2022. We share in a small portion of the risk of loss, and, as of December 31, 2023, all loans in the interim loan joint venture are current and performing.
●	We take credit risk exclusively on loans backed by multifamily assets and have no credit exposure to losses in any other sector of the commercial real estate lending market.

Fourth quarter 2023 Earnings Release

FOURTH QUARTER 2023 - FINANCIAL RESULTS BY SEGMENT

Interest expense on corporate debt is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s use of that corporate debt.

Income tax expense is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s income from operations, except for significant, one-time tax activities, which are allocated entirely to the segment impacted by the tax activity.

The following details explain the changes in these expense items at a consolidated corporate level:

●	Interest expense on corporate debt increased $6.5 million or 54% from the fourth quarter of 2022 to the fourth quarter of 2023 due to increases in (i) the interest rate as our corporate debt’s floating rate is tied to short-term interest rates, (ii) the outstanding principal balance of corporate debt.
●	Income tax expense increased $0.8 million or 8% from the fourth quarter of 2022 to the fourth quarter of 2023 primarily as a result of a decrease in realizable excess tax benefits and a one-time tax benefit during 2022 related to the GeoPhy acquisition, partially offset by a 17% decrease in income from operations.

FINANCIAL RESULTS - CAPITAL MARKETS
(dollars in thousands)	Q4 2023	Q4 2022	$ Variance	% Variance
Loan origination and debt brokerage fees, net ("Origination fees")	$64,946	$72,119	$(7,173)	(10)%
Fair value of expected net cash flows from servicing, net ("MSR income")	34,471	31,790	2,681	8
Property sales broker fees	15,135	20,490	(5,355)	(26)
Net warehouse interest income (expense), LHFS	(2,491)	252	(2,743)	(1,088)
Other revenues	17,020	11,208	5,812	52
Total revenues	$129,081	$135,859	$(6,778)	(5)%
Personnel	$93,948	$113,355	$(19,407)	(17)%
Amortization and depreciation	1,138	893	245	27
Interest expense on corporate debt	4,909	3,159	1,750	55
Goodwill impairment	48,000	—	48,000	N/A
Fair value adjustments to contingent consideration liabilities	(48,500)	(18,000)	(30,500)	169
Other operating expenses	4,957	6,945	(1,988)	(29)
Total expenses	$104,452	$106,352	$(1,900)	(2)%
Income from operations	$24,629	$29,507	$(4,878)	(17)%
Income tax expense	6,362	(1,070)	7,432	(695)
Net income before noncontrolling interests	$18,267	$30,577	$(12,310)	(40)%
Less: net income (loss) from noncontrolling interests	748	102	646	633
Walker & Dunlop net income	$17,519	$30,475	$(12,956)	(43)%
Key revenue metrics (as a percentage of debt financing volume):
Origination fee margin (8)	1.05%	0.92%
MSR margin (9)	0.56	0.40
Agency MSR margin (10)	1.04	0.91
Key performance metrics:
Operating margin	19%	22%
Adjusted EBITDA	$(1,608)	$6,411	$(8,019)	(125)%

Fourth quarter 2023 Earnings Release

Capital Markets - Discussion of Quarterly Results:

The Capital Markets segment includes our Agency lending, debt brokerage, property sales, appraisal and valuation services, and housing market research businesses.

●	The decrease in origination fees was primarily the result of a decrease in our overall debt financing volume, partially offset by an increase in the origination fee margin due to an increase in Agency debt financing volume as a percentage of overall debt financing volume from 44% in the fourth quarter of 2022 to 52% in the fourth quarter of 2023.
●	The increase in MSR income was attributable to the increase in the Agency MSR margin shown above due to an increase in Fannie Mae volume as a percentage of Agency debt financing volume, which increased the estimated fair value of the future cash flows, partially offset by a decrease in Agency debt financing volume.
●	The decrease in property sales broker fees was primarily driven by the decrease in transaction activity and a decline in the profitability of the sales.
●	The decrease in net warehouse interest income was driven by an inverted yield curve during the fourth quarter of 2023. Short-term interest rates upon which we incur interest expense were higher than the long-term mortgage rates upon which we earn interest income.
●	The increase in other revenues is primarily related to an increase in investment banking revenues year over year.
●	Personnel expense decreased primarily due to decreases in (i) commissions expense as a result of the decline in origination fees and property sales broker fees and (ii) salaries and bonuses due to the workforce reduction in the second quarter of 2023.
●	The goodwill impairment in the fourth quarter of 2023 was due to market conditions leading to lower projected cash flows from the GeoPhy acquisition, compared to no impairment in 2022.
●	In the fourth quarter of 2023, the fair value adjustment to contingent consideration liabilities resulted in a $48.5 million benefit compared to an $18.0 million benefit in the fourth quarter of 2022 due to a reduction in forecasted cash flows for the contingent consideration liability related to our 2022 acquisition of GeoPhy.
●	The decrease in adjusted EBITDA was due to the decreases in origination fees, property sales broker fees, and net warehouse interest income (expense), partially offset by the increase in other revenues, the decrease in personnel expenses and the decrease in other operating expenses.

Fourth quarter 2023 Earnings Release

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(dollars in thousands)	Q4 2023	Q4 2022	$ Variance	% Variance
Origination fees	$1,262	$115	$1,147	997%
Servicing fees	79,887	77,275	2,612	3
Investment management fees	537	24,586	(24,049)	(98)
Net warehouse interest income, LHFI	414	1,504	(1,090)	(72)
Placement fees and other interest income	40,738	24,844	15,894	64
Other revenues	16,829	18,336	(1,507)	(8)
Total revenues	$139,667	$146,660	$(6,993)	(5)%
Personnel	$20,738	$16,759	$3,979	24%
Amortization and depreciation	53,043	55,014	(1,971)	(4)
Provision (benefit) for credit losses	636	1,142	(506)	(44)
Interest expense on corporate debt	11,104	8,233	2,871	35
Fair value adjustments to contingent consideration liabilities	—	4,488	(4,488)	(100)
Other operating expenses	12,117	10,715	1,402	13
Total expenses	$97,638	$96,351	$1,287	1%
Income from operations	$42,029	$50,309	$(8,280)	(16)%
Income tax expense	11,269	3,209	8,060	251
Net income before noncontrolling interests	$30,760	$47,100	$(16,340)	(35)%
Less: net income (loss) from noncontrolling interests	(3,311)	(3,959)	648	(16)
Walker & Dunlop net income	$34,071	$51,059	$(16,988)	(33)%
Key performance metrics:
Operating margin	30%	34%
Adjusted EBITDA	$110,543	$114,541	$(3,998)	(3)%

Servicing & Asset Management - Discussion of Quarterly Results:

The Servicing & Asset Management segment includes loan servicing, principal lending and investing, management of third-party capital invested in tax credit equity funds focused on the affordable housing sector and other commercial real estate, and real estate-related investment banking and advisory services.

●	The $7.3 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, partially offset by a slight decrease in the servicing portfolio’s weighted-average servicing fee.
●	Investment management fees decreased as a result of lower dispositions revenue from our LIHTC funds. As tax credit investments in our managed portfolio mature, they are sold or recapitalized. The disruption in the acquisitions market and tighter liquidity led to a slowdown in disposition activity year over year.
●	Placement fees and other interest income increased largely as a result of higher placement fees from escrow deposits due to substantially higher short-term interest rates.
●	The increase in personnel expense was primarily the result of increases in salaries and benefits and commission costs. The aforementioned workforce reduction did not have a material impact on this segment given the stability in earnings and operations. Commission expense increased primarily due to an increase in syndication fees from higher annual syndication volumes in 2023 compared to 2022.
●	The change in fair value adjustments to contingent consideration liabilities was primarily due to a contingent consideration revaluation related to Alliant in the fourth quarter of 2022 with no comparable activity in the fourth quarter of 2023.
●	Other operating expenses increased primarily as a result of elevated professional fees, due to increased syndication activity. Much of the professional fees incurred from the syndication activity are reimbursable from the LIHTC funds.

Fourth quarter 2023 Earnings Release

●	Adjusted EBITDA decreased primarily due to the decrease in investment management fees.

FINANCIAL RESULTS - CORPORATE
(dollars in thousands)	Q4 2023	Q4 2022	$ Variance	% Variance
Other interest income	$4,472	$1,303	$3,169	243%
Other revenues	1,116	(972)	2,088	(215)
Total revenues	$5,588	$331	$5,257	1,588%
Personnel	$11,179	$7,644	$3,535	46%
Amortization and depreciation	1,834	2,023	(189)	(9)
Interest expense on corporate debt	2,585	718	1,867	260
Other operating expenses	17,281	22,588	(5,307)	(23)
Total expenses	$32,879	$32,973	$(94)	(0)%
Income (loss) from operations	$(27,291)	$(32,642)	$5,351	(16)%
Income tax expense (benefit)	(7,300)	7,400	(14,700)	(199)
Walker & Dunlop net income (loss)	$(19,991)	$(40,042)	$20,051	(50)%
Key performance metric:
Adjusted EBITDA	$(21,353)	$(28,327)	$6,974	(25)%

Corporate - Discussion of Quarterly Results:

The Corporate segment consists of corporate-level activities including accounting, information technology, legal, human resources, marketing, internal audit, and various other corporate groups (“support functions”). The Company does not allocate costs from these support functions to its other segments in presenting segment operating results.

●	The increase in total revenues was primarily driven by the increase in interest income from our corporate cash balances due to higher short-term interest rates, combined with an increase in average balances held in interest earning accounts. Additionally, other revenues, which primarily consist of gains and losses on equity-method investments, shifted from a loss in the fourth quarter of 2022 to a gain in the fourth quarter of 2023 due to improved performance of several equity-method investments.
●	The increase in personnel expense was related to an increase in subjective bonuses, partially offset by small decreases in other personnel expenses. Subjective bonuses were reduced for company performance in the fourth quarter of 2022 by a greater amount than the fourth quarter of 2023.
●	The decrease in other operating expenses was the result of our cost-reduction initiatives in 2023.

Fourth quarter 2023 Earnings Release

CONSOLIDATED FULL YEAR 2023 OPERATING RESULTS

FULL YEAR OPERATING RESULTS AND KEY PERFORMANCE METRICS
(dollars in thousands)	2023	2022	$ Variance	% Variance
Debt financing volume	$24,202,859	$43,605,984	$(19,403,125)	(44)%
Property sales volume	8,784,537	19,732,654	(10,948,117)	(55)
Total transaction volume	$32,987,396	$63,338,638	$(30,351,242)	(48)%
Total revenues	1,054,440	1,258,753	(204,313)	(16)
Total expenses	916,243	993,788	(77,545)	(8)
Walker & Dunlop net income	$107,357	$213,820	$(106,463)	(50)%
Adjusted EBITDA	300,123	325,095	(24,972)	(8)
Diluted EPS	$3.18	$6.36	$(3.18)	(50)%
Adjusted core EPS	$4.68	$5.60	$(0.92)	(16)%
Operating margin	13%	21%
Return on equity	6	13

Discussion of Full Year Results:

●	The decrease in total transaction volume was driven by declines in every type of execution, including a 29% decrease in Agency debt financing volume and a 55% decrease in both brokered debt financing volume and property sales volume.
●	The decrease in Walker & Dunlop net income was primarily driven by the decreased transaction volume.
●	The 8% decrease in adjusted EBITDA was primarily the result of (i) lower fee income from the decline in total transaction volumes, (ii) decreases in investment management fees from lower LIHTC dispositions, and (iii) a decrease net warehouse interest income due to an inverted yield curve. These decreases were largely offset by increased placement fees and other interest income and lower personnel and other operating expenses resulting from our cost reduction initiatives implemented throughout 2023.
●	Operating margin decreased, primarily as a result of the significant decline in our transaction activity, coupled with a one-time acquisition related benefit from the GeoPhy transaction in 2022, and a net benefit from contingent consideration liability revaluations with no comparable benefit in 2023.
●	Adjusted core EPS was down only 16% despite the 48% decline in transaction volumes, illustrating the strength of our core operating results.
●	Return on equity declined, largely as a result of the 50% decrease in net income combined with a 2% increase in stockholders’ equity over the past year.

Fourth quarter 2023 Earnings Release

FULL YEAR 2023 – FINANCIAL RESULTS BY SEGMENT

Interest expense on corporate debt is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s use of that corporate debt.

Income tax expense is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s income from operations, except for significant, one-time tax activities, which are allocated entirely to the segment impacted by the tax activity.

The following details explain the changes in these expense items at a consolidated corporate level:

●	Interest expense on corporate debt increased $34.2 million, or 100%, from 2022 to 2023, due to increases in (i) the interest rate, as our corporate debt’s floating rate is tied to short-term interest rates and (ii) the outstanding principal balance of corporate debt.
●	Income tax expense decreased $21.0 million, or 37%, from 2022 to 2023, primarily as a result of a 48% decrease in income from operations, partially offset by a decrease in realizable excess tax benefits and a one-time tax benefit during 2022 resulting from the GeoPhy acquisition, with no comparable activity in 2023.

FULL YEAR FINANCIAL RESULTS - CAPITAL MARKETS
(dollars in thousands)	2023	2022	$ Variance	% Variance
Origination fees	$232,625	$345,779	$(113,154)	(33)%
MSR income	141,917	191,760	(49,843)	(26)
Property sales broker fees	53,966	120,582	(66,616)	(55)
Net warehouse interest income (expense), LHFS	(9,497)	9,667	(19,164)	(198)
Other revenues	57,755	41,046	16,709	41
Total revenues	$476,766	$708,834	$(232,068)	(33)%
Personnel	$375,450	$485,958	$(110,508)	(23)%
Amortization and depreciation	4,550	3,084	1,466	48
Interest expense on corporate debt	18,779	8,647	10,132	117
Goodwill impairment	62,000	—	62,000	N/A
Fair value adjustments to contingent consideration liabilities	(62,500)	(18,000)	(44,500)	247
Other operating expenses	19,994	29,817	(9,823)	(33)
Total expenses	$418,273	$509,506	$(91,233)	(18)%
Income from operations	$58,493	$199,328	$(140,835)	(71)%
Income tax expense	14,824	42,153	(27,329)	(65)
Net income before noncontrolling interests	$43,669	$157,175	$(113,506)	(72)%
Less: net income (loss) from noncontrolling interests	2,489	1,097	1,392	127
Walker & Dunlop net income	$41,180	$156,078	$(114,898)	(74)%

Capital Markets - Discussion of Full Year Results:

●	The decrease in origination fees was primarily the result of a decrease in our overall debt financing volume, partially offset by an increase in the origination fee margin due to (i) an increase in Agency debt financing volume as a percentage of overall debt financing volume and (ii) increased profitability in our GSE debt financing volume.
●	The decrease in MSR income was primarily attributable to a 29% decrease in Agency debt financing volume.
●	The decrease in property sales broker fees was driven by a 55% decrease in property sales volumes.
●	The decrease in net warehouse interest income was primarily due to an inverted yield curve during 2023. Short-term interest rates upon which we incur interest expense were higher than the long-term mortgage rates upon which we earn interest income.

Fourth quarter 2023 Earnings Release

●	The increase in other revenues was primarily related to an increase in investment banking revenues, as our investment banking team closed several large transactions in 2023 after a relatively quiet year for investment banking services in 2022.
●	The decrease in personnel expense was primarily driven by a decrease in commissions and other production incentive expenses related to lower transaction volumes year over year. Additionally, salaries and benefits costs and subjective bonus expense decreased as average headcount decreased due to the workforce reduction announced in April 2023.
●	The decrease in other operating expenses was due to cost-reduction initiatives across a variety of cost categories, with the most prominent decreases in professional fees and travel and entertainment costs.

FULL YEAR FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(dollars in thousands)	2023	2022	$ Variance	% Variance
Origination fees	$1,784	$2,228	$(444)	(20)%
Servicing fees	311,914	300,191	11,723	4
Investment management fees	45,381	71,931	(26,550)	(37)
Net warehouse interest income, LHFI	3,864	6,110	(2,246)	(37)
Placement fees and other interest income	141,374	51,010	90,364	177
Other revenues	59,526	75,960	(16,434)	(22)
Total revenues	$563,843	$507,430	$56,413	11%
Personnel	$74,407	$69,970	$4,437	6%
Amortization and depreciation	214,978	225,515	(10,537)	(5)
Provision (benefit) for credit losses	(10,452)	(11,978)	1,526	(13)
Interest expense on corporate debt	42,489	23,621	18,868	80
Fair value adjustments to contingent consideration liabilities	—	4,488	(4,488)	(100)
Other operating expenses	28,582	26,250	2,332	9
Total expenses	$350,004	$337,866	$12,138	4%
Income from operations	$213,839	$169,564	$44,275	26%
Income tax expense	54,198	35,859	18,339	51
Net income before noncontrolling interests	$159,641	$133,705	$25,936	19%
Less: net income (loss) from noncontrolling interests	(6,675)	(5,986)	(689)	12
Walker & Dunlop net income	$166,316	$139,691	$26,625	19%

Servicing & Asset Management - Discussion of Full Year Results:

●	The $7.3 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, partially offset by a decline in the servicing portfolio’s weighted-average servicing fee.
●	Investment management fees decreased as a result of lower dispositions revenue from our LIHTC funds. As tax credit investments in our managed portfolio mature, they are sold or recapitalized. The disruption in the acquisitions market and tighter liquidity led to a slowdown in disposition activity year over year.
●	Placement fees and other interest income increased largely as a result of higher placement fee revenue on escrow deposit accounts and an increase in interest income from pledged securities due to substantially higher short-term interest rates.
●	Other revenues decreased primarily due to a significant decrease in prepayment activity, partially offset by an increase in syndication fees due to the higher volume of capital syndicated into our LIHTC funds.
●	The increase in personnel expense was primarily the result of increases in salaries and benefits and commission costs. The increase in salaries and benefits was due to annual salary increases, as the aforementioned workforce reduction did not have a material impact on this segment given the stability in earnings and operations. Commission accruals increased primarily due to the aforementioned increase in syndication fees.
●	The decrease in amortization and depreciation was largely the result of a reduction in write offs of MSRs due to early loan prepayments in a higher interest rate environment, partially offset by an increase in amortization expense for existing MSRs.

Fourth quarter 2023 Earnings Release

●	Other operating expenses increased primarily as a result of elevated professional fees, largely resulting from increased syndication activity.

FULL YEAR FINANCIAL RESULTS - CORPORATE
(dollars in thousands)	2023	2022	$ Variance	% Variance
Other interest income	$13,146	$1,820	$11,326	622%
Other revenues	685	40,669	(39,984)	(98)
Total revenues	$13,831	$42,489	$(28,658)	(67)%
Personnel	$64,433	$51,438	$12,995	25%
Amortization and depreciation	7,224	6,432	792	12
Interest expense on corporate debt	7,208	1,965	5,243	267
Other operating expenses	69,101	86,581	(17,480)	(20)
Total expenses	$147,966	$146,416	$1,550	1%
Income (loss) from operations	$(134,135)	$(103,927)	$(30,208)	29%
Income tax expense (benefit)	(33,996)	(21,978)	(12,018)	55
Walker & Dunlop net income (loss)	$(100,139)	$(81,949)	$(18,190)	22%

Corporate - Discussion of Full Year Results:

●	The increase in other interest income was driven by interest income from our corporate cash balances due to higher short-term interest rates year over year combined with an increase in the average balance held in interest earnings accounts.
●	The decrease in other revenues was primarily driven by a $39.6 million gain from the revaluation of an equity-method investment in connection with an acquisition, a unique transaction in 2022.
●	The increase in personnel expense was primarily the result of increases in (i) subjective bonuses which were reduced below target payouts in both 2023 and 2022 due to Company performance, but to a greater extent in 2022, and (ii) deferred compensation costs with an equal and offsetting impact to revenues as the assets held in the trust are marked-to-market periodically, partially offset by (i) a decrease in stock compensation expense as we were accruing performance-based stock compensation at a lower overall rate in 2023 than in 2022.
●	The decrease in other operating expenses was largely the result of our cost-reduction initiatives in 2023.

Fourth quarter 2023 Earnings Release

CAPITAL SOURCES AND USES

On February 14, 2024, the Company’s Board of Directors declared a dividend of $0.65 per share for the first quarter of 2024, a 3% increase from the fourth quarter of 2023. This is the sixth consecutive annual increase in the Company’s dividend and represents 160% growth in the dividend since it was initiated in 2018. The dividend will be paid on March 15, 2024 to all holders of record of the Company’s restricted and unrestricted common stock as of March 1, 2024.

On January 12, 2023, the Company entered into a lender joinder agreement and amendment to our existing credit agreement that provided for an incremental term loan with a principal amount of $200 million. The incremental term loan bears interest at a rate equal to adjusted Term SOFR plus 3.00% per annum and matures in December 2028. Proceeds from the debt were used to repay $116 million of debt assumed in the Company’s acquisition of Alliant and to strengthen the balance sheet for general corporate purposes.

On February 20, 2023, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over a 12-month period ending February 23, 2024 (“2023 Share Repurchase Program”). As of December 31, 2023, the Company had $75.0 million of authorized share repurchase capacity remaining under the 2023 Share Repurchase Program.

On February 14, 2024, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over a 12-month period ending February 23, 2025 (“2024 Share Repurchase Program”).

Any purchases made pursuant to the 2024 Share Repurchase Program will be made in the open market or in privately negotiated transactions from time to time as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.

(1)	Adjusted EBITDA is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of adjusted EBITDA to net income, refer to the sections of this press release below titled “Non-GAAP Financial Measures,” “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP by Segment.”
(2)	Adjusted core EPS is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of Adjusted core EPS to Diluted EPS, refer to the sections of this press release below titled “Non-GAAP Financial Measures” and “Adjusted Core EPS Reconciliation.”
(3)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(4)	Includes debt financing volumes from our interim loan program, our interim loan joint venture, and WDIP separate accounts.
(5)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(6)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(7)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio which are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e. loans where we have assessed a probable loss). Other loans that have defaulted but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.
(8)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(9)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(10)	MSR income as a percentage of Agency debt financing volume.

Fourth quarter 2023 Earnings Release

CONFERENCE CALL INFORMATION

The Company will host a conference call to discuss its quarterly results on Thursday, February 15, 2024 at 8:00 a.m. Eastern time. Listeners can access the call via the dial-in number and webcast link below. Presentation materials related to the conference call will be posted to the Investor Relations section of the Company’s website prior to the call. An audio replay will also be available on the Investor Relations section of the Company’s website, along with the presentation materials.

Phone: (888) 256-1007 from within the United States; (773) 305-6853 from outside the United States

Confirmation Code: 8217003

Webcast Link: https://event.webcasts.com/starthere.jsp?ei=1653633&tp_key=8cfbb57f45

ABOUT WALKER & DUNLOP

Walker & Dunlop (NYSE: WD) is one of the largest commercial real estate finance and advisory services firms in the United States. Our ideas and capital create communities where people live, work, shop, and play. The diversity of our people, breadth of our brand and technological capabilities make us one of the most insightful and client-focused firms in the commercial real estate industry.

NON-GAAP FINANCIAL MEASURES

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses adjusted EBITDA, adjusted core net income, and adjusted core EPS, which are non-GAAP financial measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA, adjusted core net income, and adjusted core EPS in addition to, and not as an alternative for, net income and diluted EPS.

Adjusted core net income and adjusted core EPS represent net income adjusted for amortization and depreciation, provision (benefit) for credit losses, net write-offs, the fair value of expected net cash flows from servicing, net, the income statement impact from periodic revaluation and accretion associated with contingent consideration liabilities related to acquired companies,  and other one-time adjustments, such as the gain associated with the revaluation of our previously held equity-method investment in connection with an acquisition, one-time benefit to tax expense related to our corporate restructuring and repatriation of intellectual property from an acquired subsidiary, and goodwill impairment. Adjusted EBITDA represents net income before income taxes, interest expense on our corporate debt, and amortization and depreciation, adjusted for provision (benefit) for credit losses, net write-offs, stock-based incentive compensation charges, the fair value of expected net cash flows from servicing, net, the write-off of the unamortized balance of premium associated with the repayment of a portion of our corporate debt, the gain from revaluation of a previously held equity-method investment, goodwill impairment, and contingent consideration liability fair value adjustments when the fair value adjustment is a triggering event for a goodwill impairment assessment. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants. Because not all companies use identical calculations, our presentation of adjusted EBITDA, adjusted core net income and adjusted core EPS may not be comparable to similarly titled measures of other companies.

We use adjusted EBITDA, adjusted core net income, and adjusted core EPS to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that these non-GAAP measures, when read in conjunction with the Company's GAAP financial information, provide useful information to investors by offering:

●	the ability to make more meaningful period-to-period comparisons of the Company's on-going operating results;
●	the ability to better identify trends in the Company's underlying business and perform related trend analyses; and
●	a better understanding of how management plans and measures the Company's underlying business.

Fourth quarter 2023 Earnings Release

We believe that these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these non-GAAP financial measures should only be used to evaluate the Company's results of operations in conjunction with the Company’s GAAP financial information. For more information on adjusted EBITDA, adjusted core net income, and adjusted core EPS, refer to the section of this press release below titled “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP By Segment.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, (2) changes in interest rates, (3) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD, (4) our ability to retain and attract loan originators and other professionals, (5) success of our various investments funded with corporate capital, and (6) changes in federal government fiscal and monetary policies, including any constraints or cuts in federal funds allocated to HUD for loan originations.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

CONTACT US

Headquarters: 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814 Phone 301.215.5500 info@walkeranddunlop.com	Investors: Kelsey Duffey Senior Vice President, Investor Relations Phone 301.202.3207 investorrelations@walkeranddunlop.com	Media: Carol McNerney Chief Marketing Officer Phone 301.215.5515 info@walkeranddunlop.com

Fourth quarter 2023 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Consolidated Balance Sheets

Unaudited

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
(in thousands)
Assets
Cash and cash equivalents	$328,698	$236,321	$228,091	$188,389	$225,949
Restricted cash	21,422	17,768	21,769	20,504	17,676
Pledged securities, at fair value	184,081	177,509	170,666	165,081	157,282
Loans held for sale, at fair value	594,998	758,926	1,303,686	934,991	396,344
Mortgage servicing rights	907,415	921,746	932,131	946,406	975,226
Goodwill	901,710	949,710	963,710	959,712	959,712
Other intangible assets	181,975	185,927	189,919	194,208	198,643
Receivables, net	233,563	265,234	242,397	224,776	202,251
Committed investments in tax credit equity	154,028	212,296	165,136	207,750	254,154
Other assets, net	541,103	552,414	589,919	651,235	658,122
Total assets	$4,048,993	$4,277,851	$4,807,424	$4,493,052	$4,045,359

Liabilities
Warehouse notes payable	$596,178	$790,742	$1,342,187	$1,031,277	$537,531
Notes payable	773,358	774,677	775,995	777,311	704,103
Allowance for risk-sharing obligations	31,601	30,957	32,410	33,087	44,057
Deferred tax liabilities, net	241,169	243,442	243,442	243,424	243,485
Commitments to fund investments in tax credit equity	140,259	196,250	156,617	196,522	239,281
Other liabilities	520,299	510,792	532,276	496,335	560,073
Total liabilities	$2,302,864	$2,546,860	$3,082,927	$2,777,956	$2,328,530

Stockholders' Equity
Common stock	$329	$328	$327	$327	$323
Additional paid-in capital	425,488	420,062	412,182	405,303	412,636
Accumulated other comprehensive income (loss)	(479)	(1,864)	(1,465)	(1,621)	(1,568)
Retained earnings	1,298,412	1,287,653	1,287,334	1,281,119	1,278,035
Total stockholders’ equity	$1,723,750	$1,706,179	$1,698,378	$1,685,128	$1,689,426
Noncontrolling interests	22,379	24,812	26,119	29,968	27,403
Total equity	$1,746,129	$1,730,991	$1,724,497	$1,715,096	$1,716,829
Commitments and contingencies	—	—	—	—	—
Total liabilities and stockholders' equity	$4,048,993	$4,277,851	$4,807,424	$4,493,052	$4,045,359

Fourth quarter 2023 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

Unaudited

	Quarterly Trends					Years ended
						December 31,
(in thousands, except per share amounts)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	2023	2022
Revenues
Origination fees	$66,208	$56,149	$64,968	$47,084	$72,234	$234,409	$348,007
MSR income	34,471	35,375	42,058	30,013	31,790	141,917	191,760
Servicing fees	79,887	79,200	77,061	75,766	77,275	311,914	300,191
Property sales broker fees	15,135	16,862	10,345	11,624	20,490	53,966	120,582
Investment management fees	537	13,362	16,309	15,173	24,586	45,381	71,931
Net warehouse interest income (expense)	(2,077)	(2,031)	(1,526)	1	1,756	(5,633)	15,777
Placement fees and other interest income	45,210	43,000	35,386	30,924	26,147	154,520	52,830
Other revenues	34,965	26,826	28,014	28,161	28,572	117,966	157,675
Total revenues	$274,336	$268,743	$272,615	$238,746	$282,850	$1,054,440	$1,258,753

Expenses
Personnel	$125,865	$136,507	$133,305	$118,613	$137,758	$514,290	$607,366
Amortization and depreciation	56,015	57,479	56,292	56,966	57,930	226,752	235,031
Provision (benefit) for credit losses	636	421	(734)	(10,775)	1,142	(10,452)	(11,978)
Interest expense on corporate debt	18,598	17,594	17,010	15,274	12,110	68,476	34,233
Goodwill impairment	48,000	14,000	—	—	—	62,000	—
Fair value adjustments to contingent consideration liabilities	(48,500)	(14,000)	—	—	(13,512)	(62,500)	(13,512)
Other operating expenses	34,355	28,529	30,730	24,063	40,248	117,677	142,648
Total expenses	$234,969	$240,530	$236,603	$204,141	$235,676	$916,243	$993,788
Income from operations	$39,367	$28,213	$36,012	$34,605	$47,174	$138,197	$264,965
Income tax expense	10,331	7,069	10,491	7,135	9,539	35,026	56,034
Net income before noncontrolling interests	$29,036	$21,144	$25,521	$27,470	$37,635	$103,171	$208,931
Less: net income (loss) from noncontrolling interests	(2,563)	(314)	(2,114)	805	(3,857)	(4,186)	(4,889)
Walker & Dunlop net income	$31,599	$21,458	$27,635	$26,665	$41,492	$107,357	$213,820
Net change in unrealized gains (losses) on pledged available-for-sale securities, net of taxes	1,385	(399)	156	(53)	(108)	1,089	(4,126)
Walker & Dunlop comprehensive income	$32,984	$21,059	$27,791	$26,612	$41,384	$108,446	$209,694

Effective Tax Rate	26%	25%	29%	21%	20%	25%	21%

Basic earnings per share	$0.94	$0.64	$0.82	$0.80	$1.25	$3.20	$6.43
Diluted earnings per share	0.93	0.64	0.82	0.79	1.24	3.18	6.36
Cash dividends paid per common share	0.63	0.63	0.63	0.63	0.60	2.52	2.40

Basic weighted-average shares outstanding	32,825	32,737	32,695	32,529	32,361	32,697	32,326
Diluted weighted-average shares outstanding	32,941	32,895	32,851	32,816	32,675	32,875	32,687

Fourth quarter 2023 Earnings Release

SUPPLEMENTAL OPERATING DATA

Unaudited

	Quarterly Trends					Years ended
						December 31,
(in thousands, except per share data and unless otherwise noted)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	2023	2022
Transaction Volume:
Components of Debt Financing Volume
Fannie Mae	$1,692,405	$1,739,332	$2,230,952	$1,358,708	$994,590	$7,021,397	$9,950,152
Freddie Mac	1,308,263	1,072,048	1,212,887	975,737	2,305,826	4,568,935	6,320,201
Ginnie Mae - HUD	316,960	86,557	147,773	127,599	186,784	678,889	1,118,014
Brokered (1)	2,885,454	3,149,457	3,316,223	2,363,754	4,375,704	11,714,888	25,878,519
Principal Lending and Investing (2)	218,750	—	—	—	31,512	218,750	339,098
Total Debt Financing Volume	$6,421,832	$6,047,394	$6,907,835	$4,825,798	$7,894,416	$24,202,859	$43,605,984
Property Sales Volume	2,877,399	2,508,073	1,504,383	1,894,682	3,315,287	8,784,537	19,732,654
Total Transaction Volume	$9,299,231	$8,555,467	$8,412,218	$6,720,480	$11,209,703	$32,987,396	$63,338,638

Key Performance Metrics:
Operating margin	14%	10%	13%	14%	17%	13%	21%
Return on equity	7	5	7	6	10	6	13
Walker & Dunlop net income	$31,599	$21,458	$27,635	$26,665	$41,492	$107,357	$213,820
Adjusted EBITDA (3)	87,582	74,065	70,501	67,975	92,625	300,123	325,095
Diluted EPS	0.93	0.64	0.82	0.79	1.24	3.18	6.36
Adjusted core EPS (4)	1.42	1.11	0.98	1.17	1.41	4.68	5.60

Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	46%	51%	49%	50%	49%	49%	48%
Other operating expenses	13	11	11	10	9	11	10
Key Revenue Metrics (as a percentage of debt financing volume):
Origination fee margin (5)	1.05%	0.93%	0.93%	0.97%	0.92%	0.97%	0.80%
MSR margin (6)	0.56	0.58	0.61	0.62	0.40	0.59	0.44
Agency MSR margin (7)	1.04	1.22	1.17	1.22	0.91	1.16	1.10

Other Data:
Market capitalization at period end	$3,719,589	$2,433,494	$2,586,519	$2,489,200	$2,542,476
Closing share price at period end	$111.01	$74.24	$79.09	$76.17	$78.48
Average headcount	1,341	1,344	1,385	1,440	1,464

Components of Servicing Portfolio (end of period):
Fannie Mae	$63,699,106	$62,850,853	$61,356,554	$59,890,444	$59,226,168
Freddie Mac	39,330,545	38,656,136	38,287,200	38,184,798	37,819,256
Ginnie Mae - HUD	10,460,884	10,320,520	10,246,632	10,027,781	9,868,453
Brokered (8)	16,940,850	17,091,925	16,684,115	16,285,391	16,013,143
Principal Lending and Investing (9)	40,139	40,000	71,680	187,505	206,835
Total Servicing Portfolio	$130,471,524	$128,959,434	$126,646,181	$124,575,919	$123,133,855
Assets under management (10)	17,321,452	17,334,877	16,903,055	16,654,566	16,748,449
Total Managed Portfolio	$147,792,976	$146,294,311	$143,549,236	$141,230,485	$139,882,304

Key Servicing Portfolio Metrics (end of period):
Custodial escrow deposit balance (in billions)	$2.7	$2.8	$2.8	$2.2	$2.7
Weighted-average servicing fee rate (basis points)	24.1	24.2	24.3	24.3	24.5
Weighted-average remaining servicing portfolio term (years)	8.2	8.4	8.6	8.7	8.8

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our interim lending platform, our interim lending joint venture, and WDIP separate accounts.
(3)	This is a non-GAAP financial measure. For more information on adjusted EBITDA, refer to the section above titled “Non-GAAP Financial Measures.”
(4)	This is a non-GAAP financial measure. For more information on adjusted core EPS, refer to the section above titled “Non-GAAP Financial Measures.”
(5)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(7)	MSR income as a percentage of Agency debt financing volume.
(8)	Brokered loans serviced primarily for life insurance companies.
(9)	Consists of interim loans not managed for our interim loan joint venture.
(10)	Walker & Dunlop Affordable Equity, formerly known as “Alliant” assets under management, commercial real estate loans and funds managed by WDIP, and interim loans serviced for our interim loan joint venture.

Fourth quarter 2023 Earnings Release

KEY CREDIT METRICS

Unaudited

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2023	2023	2023	2023	2022
Risk-sharing servicing portfolio:
Fannie Mae Full Risk	$54,583,555	$53,549,966	$52,383,701	$50,713,349	$50,046,219
Fannie Mae Modified Risk	9,115,551	9,295,368	8,947,292	9,170,127	9,172,626
Freddie Mac Modified Risk	23,415	23,415	23,515	23,515	23,615
Total risk-sharing servicing portfolio	$63,722,521	$62,868,749	$61,354,508	$59,906,991	$59,242,460

Non-risk-sharing servicing portfolio:
Fannie Mae No Risk	$—	$5,519	$25,561	$6,968	$7,323
Freddie Mac No Risk	39,307,130	38,632,721	38,263,685	38,161,283	37,795,641
GNMA - HUD No Risk	10,460,884	10,320,520	10,246,632	10,027,781	9,868,453
Brokered	16,940,850	17,091,925	16,684,115	16,285,391	16,013,143
Total non-risk-sharing servicing portfolio	$66,708,864	$66,050,685	$65,219,993	$64,481,423	$63,684,560
Total loans serviced for others	$130,431,385	$128,919,434	$126,574,501	$124,388,414	$122,927,020
Interim loans (full risk) servicing portfolio	40,139	40,000	71,680	187,505	206,835
Total servicing portfolio unpaid principal balance	$130,471,524	$128,959,434	$126,646,181	$124,575,919	$123,133,855

Interim Loan Joint Venture Managed Loans (1)	$710,041	$736,320	$895,491	$894,829	$892,808

At-risk servicing portfolio (2)	$58,801,055	$57,857,659	$56,430,098	$54,898,461	$54,232,979
Maximum exposure to at-risk portfolio (3)	11,949,041	11,750,068	11,346,580	11,132,473	10,993,596
Defaulted loans(4)	27,214	—	36,983	36,983	36,983

Defaulted loans as a percentage of the at-risk portfolio	0.05%	0.00%	0.07%	0.07%	0.07%
Allowance for risk-sharing as a percentage of the at-risk portfolio	0.05	0.05	0.06	0.06	0.08
Allowance for risk-sharing as a percentage of maximum exposure	0.26	0.26	0.29	0.30	0.40

(1)	This balance consists entirely of interim loan joint venture managed loans. We indirectly share in a portion of the risk of loss associated with interim loan joint venture managed loans through our 15% equity ownership in the joint venture. We had no exposure to risk of loss for the loans serviced directly for our interim loan joint venture partner. The balance of this line is included as a component of assets under management in the Supplemental Operating Data table.
(2)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio. For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.
(3)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.

(4)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio which are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e. loans where we have assessed a probable loss). Other loans that have defaulted but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

Fourth quarter 2023 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP

Unaudited

	Quarterly Trends					Years ended
						December 31,
(in thousands)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$31,599	$21,458	$27,635	$26,665	$41,492	$107,357	$213,820
Income tax expense	10,331	7,069	10,491	7,135	9,539	35,026	56,034
Interest expense on corporate debt	18,598	17,594	17,010	15,274	12,110	68,476	34,233
Amortization and depreciation	56,015	57,479	56,292	56,966	57,930	226,752	235,031
Provision (benefit) for credit losses	636	421	(734)	(10,775)	1,142	(10,452)	(11,978)
Net write-offs (1)	—	(2,008)	(6,033)	—	(4,631)	(8,041)	(4,631)
Stock-based compensation expense	5,374	7,427	7,898	7,143	6,833	27,842	33,987
MSR income	(34,471)	(35,375)	(42,058)	(30,013)	(31,790)	(141,917)	(191,760)
Gain from revaluation of previously held equity-method investment	—	—	—	—	—	—	(39,641)
Write-off of unamortized premium from corporate debt repayment	—	—	—	(4,420)	—	(4,420)	—
Goodwill impairment, net of contingent consideration liability fair value adjustments	(500)	—	—	—	—	(500)	—
Adjusted EBITDA	$87,582	$74,065	$70,501	$67,975	$92,625	$300,123	$325,095

(1)	The net write-off in Q2 2023 was related to the write off of the collateral-based reserves related to a loan held for investment.

Fourth quarter 2023 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP BY SEGMENT

Unaudited

	Capital Markets
	Three months ended December 31,
(in thousands)	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$17,519	$30,475
Income tax expense	6,362	(1,070)
Interest expense on corporate debt	4,909	3,159
Amortization and depreciation	1,138	893
Stock-based compensation expense	3,435	4,744
MSR income	(34,471)	(31,790)
Goodwill impairment, net of contingent consideration liability fair value adjustments(1)	(500)	—
Adjusted EBITDA	$(1,608)	$6,411

	Servicing & Asset Management
	Three months ended December 31,
(in thousands)	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$34,071	$51,059
Income tax expense	11,269	3,209
Interest expense on corporate debt	11,104	8,233
Amortization and depreciation	53,043	55,014
Provision (benefit) for credit losses	636	1,142
Net write-offs	—	(4,631)
Stock-based compensation expense	420	515
Adjusted EBITDA	$110,543	$114,541

	Corporate
	Three months ended December 31,
(in thousands)	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$(19,991)	$(40,042)
Income tax expense (benefit)	(7,300)	7,400
Interest expense on corporate debt	2,585	718
Amortization and depreciation	1,834	2,023
Stock-based compensation expense	1,519	1,574
Adjusted EBITDA	$(21,353)	$(28,327)

(1)
For the three months ended December 31, 2023, includes goodwill impairment of $48.0 million and contingent consideration liability fair value adjustments of $48.5 million. For the three months ended ended December 31, 2022, there was no goodwill impairment.

Fourth quarter 2023 Earnings Release

ADJUSTED CORE EPS RECONCILIATION

Unaudited

	Quarterly Trends					Years ended
						December 31,
(in thousands)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted Core Net Income
Walker & Dunlop Net Income	$31,599	$21,458	$27,635	$26,665	$41,492	$107,357	$213,820
Provision (benefit) for credit losses	636	421	(734)	(10,775)	1,142	(10,452)	(11,978)
Net write-offs(1)	—	(2,008)	(6,033)	—	(4,631)	(8,041)	(4,631)
Amortization and depreciation	56,015	57,479	56,292	56,966	57,930	226,752	235,031
MSR income	(34,471)	(35,375)	(42,058)	(30,013)	(31,790)	(141,917)	(191,760)
Goodwill impairment	48,000	14,000	—	—	—	62,000	—
Contingent consideration accretion and fair value adjustments	(47,637)	(13,426)	176	177	(12,637)	(60,710)	(8,870)
Gain from revaluation of previously held equity-method investment	—	—	—	—	—	—	(39,641)
Income tax expense adjustment(2)(3)	(5,916)	(5,285)	(2,227)	(3,372)	(4,279)	(17,141)	(3,763)
Adjusted Core Net Income	$48,226	$37,264	$33,051	$39,648	$47,227	$157,848	$188,208

Reconciliation of Diluted EPS to Adjusted core EPS
Walker & Dunlop Net Income	$31,599	$21,458	$27,635	$26,665	$41,492	$107,357	$213,820
Diluted weighted-average shares outstanding	32,941	32,895	32,851	32,816	32,675	32,875	32,687
Diluted EPS	$0.93	$0.64	$0.82	$0.79	$1.24	$3.18	$6.36

Adjusted Core Net Income	$48,226	$37,264	$33,051	$39,648	$47,227	$157,848	$188,208
Diluted weighted-average shares outstanding	32,941	32,895	32,851	32,816	32,675	32,875	32,687
Adjusted Core EPS	$1.42	$1.11	$0.98	$1.17	$1.41	$4.68	$5.60

(1)
The net write-off in Q2 2023 was related to the write off of the collateral-based reserves related to a loan held for investment.
(2)
Income tax impact of the above adjustments to adjusted core net income. Uses quarterly or annual effective tax rate as disclosed in the Consolidated Statements of Income and Comprehensive Income in this “press release.”
(3)
Income tax expense adjustment for Q3 2022 included an adjustment for a one-time tax benefit of $6.3 million related to the corporate restructuring and repatriation of intellectual property acquired from an acquired subsidiary.